EXHIBIT 23 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84055) pertaining to the Paychex, Inc. 401(k) Incentive Retirement Plan of our report dated June 27, 2013, with respect to the financial statements and schedule of the Paychex, Inc. 401(k) Incentive Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Rochester, New York
June 27, 2013

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